Exhibit 99.1
DSW Inc. Reports First Quarter 2017 Financial Results

•	First quarter sales increased 1.4% to $691.1 million; comparable sales decreased 3.0%

•	Including $0.04 per share related to Ebuys acquisition related costs, restructuring costs and foreign exchange loss, first quarter Reported EPS of $0.28 per diluted share

•	First quarter Adjusted EPS of $0.32 per diluted share

•	Reiterates Fiscal 2017 EPS guidance of $1.45 to $1.55 per share

COLUMBUS, Ohio, May 23, 2017 - DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, announced financial results for the thirteen week period ended April 29, 2017, compared to the thirteen week period ended April 30, 2016.

Roger Rawlins, Chief Executive Officer stated, "First quarter sales were challenging, but trends improved during the quarter with comps turning positive in April. As expected, planned clearance activity and the addition of Ebuys drove lower gross margin and operating income. The investments we have made in our digital capabilities, such as our redesigned website and mobile app, drove robust growth in digital demand. We are intently focused on driving sequential top line improvements through key product and customer initiatives while balancing strategic investments with disciplined expense management."

First Quarter Operating Results

•	Sales increased 1.4% to $691.1 million, including $22.3 million of revenues from Ebuys.

•	Comparable sales decreased 3.0% compared to last year's 1.6% decrease.

•	Reported gross profit decreased by 180 bps, driven by planned clearance activity and the addition of Ebuys, offset by disciplined markdown management and favorable sourcing costs.

•	Reported operating expenses improved by 40 bps, due to tighter expense management.

•
Reported net income was $23.0 million, or $0.28 per diluted share, including pre-tax charges totaling $4.1 million, or $0.04 per share, related to the acquisition of Ebuys, restructuring costs and foreign exchange loss assumed in the process of pre-funding the upcoming Town Shoes acquisition.

•	Adjusted net income was $25.7 million, or $0.32 per diluted share.

First Quarter Balance Sheet Highlights

•	Cash, short-term and long-term investments totaled $254 million compared to $238 million in the first quarter last year.

•	Inventories were $575 million compared to $563 million for the same period last year. On a cost per square foot basis, inventories declined by 2.6%.

Fiscal 2017 Annual Outlook
The Company reiterated its full year outlook for adjusted earnings in the range of $1.45 to $1.55 per diluted share.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. The conference will be broadcast live over the internet and can be accessed at http://dswinc.investorroom.com. For those unable to listen to the live broadcast, an archived version will be available at the same location until May 30, 2017. The teleconference will be available on replay and can be accessed by dialing 1-877-344-7529 and entering passcode 10107186.

About DSW Inc.
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids. As of May 23, 2017, DSW operates 510 stores in 43 states, the District of Columbia and Puerto Rico, and operates an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com. DSW also supplies footwear to 377 leased locations in the United States under the Affiliated Business Group. DSW also owns Ebuys, Inc., a leading off price footwear and accessories retailer operating in digital marketplaces in North America, Europe, Australia and Asia. For store locations and additional information about DSW, visit http://www.dswinc.com. Follow DSW on Twitter at http://twitter.com/DSWShoeLovers and Facebook at http://www.facebook.com/DSW.

DSW INC.
FIRST QUARTER 2017 SEGMENT RESULTS
(unaudited)
Net sales by segment

	Thirteen weeks ended
	April 29, 2017	April 30, 2016	% change

	(in thousands)
DSW segment	$624,787	$623,032	0.3%
ABG segment	43,988	43,139	2.0%
Other	22,327	15,096	47.9%
DSW Inc.	$691,102	$681,267	1.4%

Comparable sales change by reportable segment

	Thirteen weeks ended
	April 29, 2017	April 30, 2016
DSW segment	(3.1)%	(1.4)%
ABG segment	(1.7)%	(3.4)%
DSW Inc.	(3.0)%	(1.6)%

Stores and square footage data
	April 29, 2017	April 30, 2016
DSW stores open, end of period	508	478
ABG stores open, end of period	379	385
DSW stores total square footage (in thousands)	10,449	9,955

Reported gross profit by segment
	Thirteen weeks ended
	April 29, 2017	April 30, 2016
DSW segment merchandise margin	42.8%	43.9%
Store occupancy expense	(10.9)	(10.9)
Distribution and fulfillment expenses	(2.3)	(2.3)
DSW segment gross profit	29.6%	30.7%
ABG segment merchandise margin	45.7%	46.6%
Store occupancy expense	(20.7)	(20.4)
Distribution and fulfillment expenses	(1.1)	(1.1)
ABG segment gross profit	23.9%	25.1%
Other segment merchandise margin	30.2%	34.6%
Marketplace fees	(12.4)	(11.0)
Fulfillment expenses	(17.4)	(9.5)
Other segment gross profit(1)	0.4%	14.1%
Total company gross profit	28.2%	30.0%

(1)	Other segment gross profit for the three months ended April 30, 2016 includes $0.2 million related to the step-up of the value of Ebuys' inventory.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our "Fiscal 2017 Annual Outlook," are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in growing our store base and digital demand; our ability to protect our reputation; maintaining strong relationships with our vendors; our ability to anticipate and respond to fashion trends; our success in meeting customer expectations; disruption of our distribution and/or fulfillment operations; continuation of agreements with and our reliance on the financial condition of our affiliated business and international partners; our ability to successfully integrate Ebuys, Inc.; fluctuation of our comparable sales and quarterly financial performance; risks related to our information systems and data; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; our reliance on our DSW Rewards program and marketing to drive traffic, sales and customer loyalty; uncertain general economic conditions; our reliance on foreign sources for merchandise and risks inherent to international trade; risks related to our handling of sensitive and confidential data; risks related to leases of our properties; risks related to prior and current acquisitions; risks related to future legislation, regulatory reform or policy changes; foreign currency exchange risk; and risks related to holdings of cash and investments. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's latest annual or quarterly report, as filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	April 29, 2017	January 28, 2017	April 30, 2016
Assets
Cash and cash equivalents	$79,673	$110,657	$59,462
Short-term investments	174,193	98,530	97,612
Accounts receivable, net	16,865	19,006	15,297
Inventories	575,171	499,995	563,317
Prepaid expenses and other current assets	36,230	31,078	32,166
Total current assets	882,132	759,266	767,854
Property and equipment, net	374,320	375,251	373,979
Long-term investments	—	77,904	80,456
Goodwill	79,689	79,689	80,684
Deferred income taxes	16,287	14,934	21,217
Equity investment in Town Shoes	13,705	15,830	18,389
Note receivable from Town Shoes	52,928	53,121	50,618
Intangible assets	34,044	35,108	40,614
Other assets	18,359	17,373	23,179
Total assets	$1,471,464	$1,428,476	$1,456,990
Liabilities and shareholders' equity
Accounts payable	$213,611	$186,271	$197,519
Accrued expenses	135,758	130,334	125,766
Total current liabilities	349,369	316,605	323,285
Non-current liabilities	176,807	174,383	200,138
Total shareholders' equity	945,288	937,488	933,567
Total liabilities and shareholders' equity	$1,471,464	$1,428,476	$1,456,990

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Thirteen weeks ended
	April 29, 2017	April 30, 2016
Net sales	$691,102	$681,267
Cost of sales	(495,873)	(476,910)
Gross profit	195,229	204,357
Operating expenses	(153,264)	(154,196)
Change in fair value of contingent consideration liability	(1,084)	(1,445)
Operating profit	40,881	48,716
Interest income, net	561	521
Non-operating income (expense)	(1,504)	164
Pre-tax income from continuing operations	39,938	49,401
Income tax provision	(15,665)	(19,078)
Loss from Town Shoes	(1,306)	(309)
Net income	$22,967	$30,014
Diluted earnings per share	$0.28	$0.36
Weighted average diluted shares	80,732	82,705

DSW INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Thirteen weeks ended
	April 29, 2017	April 30, 2016
Reported net income	$22,967	$30,014
Adjustments:
Inventory step-up costs(1)	—	160
Transaction costs(2)	—	2,157
Amortization of intangible assets(2)	1,018	732
Restructuring expenses(4)	537	—
Change in fair value of contingent consideration liability(3)	1,084	1,445
Foreign currency loss(5)	1,462	—
Total adjustments, pre-tax	4,101	4,494
Tax effect of adjustments	(1,404)	(1,749)
Total adjustments, after tax	2,697	2,745
Adjusted net income	$25,664	$32,759
Reported diluted earnings per share	$0.28	$0.36
Adjusted diluted earnings per share	$0.32	$0.40

(1)	Related to the step-up of the value of Ebuys' inventory, which is recorded in gross profit.

(2)	Related to costs associated with the acquisition of Ebuys and the amortization expense associated with $38.7 million of acquired intangibles, which are recorded within operating expenses.

(3)
The Company agreed to pay additional amounts to Ebuys contingent upon achievement of certain negotiated goals. The Company has recognized a liability for this contingent consideration based on the estimated fair value at the date of acquisition with any differences between the acquisition-date fair value and the ultimate settlement of the obligations being recognized as an adjustment to income from operations.

(4)	Relates to the Company's expense management initiative as recorded within operating expenses.

(5) Relates to foreign exchange loss on Canadian dollar investments related to the funding of our upcoming Town Shoes acquisition.

Non-GAAP Measures

In addition to earnings per share and net income determined in accordance with accounting principles generally accepted in the United States ("GAAP"), for purposes of evaluating operating performance, the Company uses adjusted earnings per share and net income, which adjust for the effects of acquisition costs and the amortization expense of acquired intangible assets related to the Ebuys acquisition, restructuring costs related to the Company's expense management initiative, as well as foreign currency loss on Canadian dollar investments. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

SOURCE DSW Inc.
For further information: Christina Cheng, 1-855-893-5691, investorrelations@dswinc.com